Exhibit 23.2

ALBERT WONG & CO.
CERTIFIED PUBLIC ACCOUNTANTS
7th Floor, Nan Dao Commercial Building
359-361 Queen’s Road Central
Hong Kong
Tel : 2851 7954
Fax: 2545 4086

ALBERT WONG
B.Soc., Sc., LL.B., P.C.LL., Barrister-at-law, C.P.A.(Practising).

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference of the Registration Statements on Form S-3 (File No. 333-167276) and Form S-8 (File No. 333-165801) of Shengkai Innovations, Inc., of our report dated August 31, 2009 relating to the consolidated financial statements of Shengkai Innovations, Inc. as of June 30, 2009 and for the year then ended.  Further, our report on the financial statements of Shengkai Innovations, Inc. as its independent registered public accounting firm dated August 31, 2009, as of and for the year ended June 30, 2009, appears in this annual report of Shengkai Innovations, Inc. on Form 10-K as of and for the year ended June 30, 2010.

Respectfully submitted,

/s/ Albert Wong & Co.

ALBERT WONG & CO.
Certified Public Accountants

Hong Kong
September 28, 2010